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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                      6.70% SENIOR NOTES DUE APRIL 1, 2003
                                       OF

                              TRENWICK GROUP INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 6.70% Senior Notes due April 1, 2003 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents, cannot be delivered to The First National Bank of Chicago (the "Exchange Agent") on or prior to 5:00 p.m. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus. In addition, to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m. New York City time on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                       THE FIRST NATIONAL BANK OF CHICAGO

          By Registered or Certified Mail, Hand or Overnight Delivery:

                       The First National Bank of Chicago
                  c/o First Chicago Trust Company of New York
                                 14 Wall Street
                              8th Floor, Window 2
                            New York, New York 10005
                Attention:  Corporate Trust Services Department

                             Confirm by Telephone:
                                 (212) 240-8801

                            Facsimile Transmissions:
                        (for Eligible Institutions Only)
                                 (212) 240-8938

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of this Notice of Guaranteed Delivery via facsimile other than as set forth above, will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Trenwick Group Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated           , 1998 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."

Aggregate Principal                                 Name(s) of Registered Holder(s):
Amount Tendered: $                               *

Certificate No(s).                                  Address(es):
(if available):

Total Principal Amount Represented by
Old Notes Certificate(s): $

If Old Notes will be tendered by book-entry         Signature(s):
transfer, provide the following information:
DTC Account Number:

Date:

                                                    Area Code and Telephone Number(s):

                                                    Account Number
                                                    ------------------------------------------

---------------
* Must be in denominations of principal amount of $1,000 and any integral multiples thereof.

      ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

X
-----------------------------------------------------------    ------------------------------

-----------------------------------------------------------    ------------------------------
  Signature(s) of Owner(s) or Authorized Signatory             Date

Area Code and Telephone Number:
---------------------------------------------------------------------

     Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):        ------------------------------------------------------------
                ------------------------------------------------------------
                ------------------------------------------------------------
Capacity:       ------------------------------------------------------------
Address(es):    ------------------------------------------------------------
                ------------------------------------------------------------
                ------------------------------------------------------------

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three (3) Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

--------------------------------------------       --------------------------------------------
NAME OF FIRM                                                               AUTHORIZED SIGNATURE

--------------------------------------------       --------------------------------------------
ADDRESS                                                                                   TITLE

--------------------------------------------                                              Name:
                                                   --------------------------------------------
ZIP CODE                                                                 (PLEASE TYPE OR PRINT)

Area Code and Tel. No.
  ------------------------                                                               Dated:
                                                    -------------------------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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